UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2007

ClearPoint Business Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51200	98-0434371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Manor Drive, Suite 110, Chalfont, PA		18914
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 997-7710

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01	Other Events

DESCRIPTION OF SECURITIES

General

In connection with the initial public offering of ClearPoint Business Resources, Inc. (formerly Terra Nova Acquisition Corporation), referred to as the “Company,” the Company sold 5,520,000 units, which includes 720,000 units that were subject to the underwriters’ over-allotment option. In addition, the Company issued a unit purchase option (referred to as the “underwriter’s purchase option”) to the representative of the underwriters of the initial public offering which entitled the representative to purchase up to 240,000 units. Each unit consists of one share of the Company’s common stock and two redeemable warrants, each to purchase one share of the Company’s common stock. The Company’s common stock, warrants and units commenced trading on February 13, 2007 on the Nasdaq Stock Market under the symbols CPBR, CPBRW and CPBRU, respectively. The Company’s units commenced public trading on April 19, 2005, and its common stock and warrants commenced separate public trading on May 3, 2005.

The authorized capital stock of the Company consists of 60,000,000 shares of common stock, par value $.0001 per share and 1,000,000 shares of preferred stock, par value $.0001 per share.

The following summary of the terms of the Company’s preferred stock, common stock and warrants is not intended to be complete and is subject in all respects to the applicable provisions of the General Corporation Law of the State of Delaware (the “GCL”) and is qualified by reference to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) and Bylaws (the “Bylaws”) and the Warrant Agreement dated as of April 18, 2005 between the Company and Continental Stock Transfer & Trust Agency (the “Warrant Agent”), as clarified by the Warrant Clarification Agreement dated September 6, 2006 between the Company and the Warrant Agent.

Preferred Stock

The Board of Directors is expressly granted authority to issue 1,000,000 shares of “blank check” preferred stock, in one or more series, and to fix for each such series voting powers, full or limited, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions. Accordingly, the Company’s Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. The Company may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of the Company.

The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of voting power of the then outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of preferred stock or any series thereof, unless a vote of such holders is required pursuant to any designation of the preferred stock. As of June 27, 2007, there were no shares of preferred stock outstanding.

Common Stock

Voting Rights

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Stockholders are not entitled to vote cumulatively for the election of directors, with the result that the holders of more than 50% of the shares voted for election of directors can elect all of the directors standing for election in each class.

Dividend Rights

The Board of Directors may declare dividends upon the common stock pursuant to the GCL. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Certificate.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, holders of the Company’s common stock would be entitled to share ratably in any assets that are legally remaining available for distribution to stockholders after payment of liabilities.

Conversion, Redemption and Preemptive Rights

Holders of common stock have no conversion, redemption, preemptive, or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Provisions that May Have an Anti-Takeover Effect

Anti-takeover provisions in the GCL, the Certificate and Bylaws could hinder or delay a change in control of the Company. For example, the Certificate establishes a classified or “staggered” board of directors, which means that only one third of the directors is required to stand for election at each annual meeting of stockholders, which would require two annual meetings to elect the majority of the Board. Additionally, under GCL Section 141(k)(1), directors on a classified board may be removed only for cause. The Certificate authorizes issuance of up to 60,000,000 shares of common stock and 1,000,000 shares of “blank check” preferred stock, with such preferences and designations as the Board of Directors may see fit. The Board of Directors could use the issuance of preferred stock with special voting powers and other special rights to deter or prevent a change of control of the Company. The issuance of shares of common stock could be used to deter or prevent a change of control of the Company through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more costly. Also, pursuant to the Bylaws, special meetings of stockholders may be called only by a majority of the Board of Directors, by the Chief Executive Officer or the Chairman, or by the Secretary at the request in writing of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the particular meeting, which may have the effect of discouraging unsolicited takeover attempts requiring stockholder approval.

Warrants

Each redeemable common stock purchase warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below. The warrants underlying the underwriter’s purchase option issued in our initial public offering are identical to the warrants underlying the units offered in our initial public offering except that the warrants included in the underwriter’s purchase option have an exercise price of $6.65 per share. The warrants expire on April 17, 2009 at 5:00 pm, New York City time.

The Company may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances where the number of outstanding shares of common stock is increased or decreased, including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation or other similar events. However, the warrants will not be adjusted for issuances of common stock at a price below the exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until the exercise of the warrants and receipt of shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the Warrant Agreement with Continental Stock Transfer & Trust Company, the Company has agreed to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, there is no assurance that the Company will be able to do so. The warrants may be deprived of any value and the market for warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2007

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ Christopher Ferguson
	Name:	Christopher Ferguson
	Title:	President